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                                                                    EXHIBIT 10.2


                               PURCHASE AGREEMENT

         PURCHASE AGREEMENT, dated as of August 11, 2000, by and among HQ Global Holdings, Inc., a Delaware corporation ("Holdco"), FrontLine Capital Group, a Delaware corporation ("FCG"), and ____________, a Delaware limited liability company (the "Investor").

         WHEREAS, Holdco desires to sell to the Investor, and the Investor desires to purchase from Holdco, certain securities on the terms and conditions specified in this Agreement.

         WHEREAS, capitalized words and phrases used but not otherwise defined herein shall have the meanings ascribed to them under that certain Agreement and Plan of Merger, dated as of January 20, 2000, as amended as of April 29, 2000 and as of May 30, 2000 (as amended, the "Merger Agreement"), by and among HQ Global Workplaces, Inc. ("Old HQ"), CarrAmerica Realty Corporation ("CarrAmerica"), VANTAS Incorporated ("VANTAS") and Reckson Service Industries Inc.

         Accordingly, Holdco, FCG and the Investor hereby agree as follows:

         1. Purchase and Sale of Securities. (a) On the terms and subject to the conditions of this Agreement, (i) Holdco agrees to sell to the Investor, and the Investor agrees to purchase from Holdco, for $________ (the "Purchase Price")
(A) ___________ newly issued shares of Series A Convertible Cumulative Preferred Stock (the "Preferred Shares"), the terms of which are contained in the amended and restated certificate of designations to Holdco's certificate of incorporation (the "Amended and Restated Certificate of Designations") in the form attached as Exhibit A hereto, having an initial liquidation preference equal to $ ________ and (B) warrants (the "Warrants") to purchase up to _________ shares of voting common stock, par value $.01 per share (the "Voting Common Stock"), the terms of which are in the form attached as Exhibit B hereto in respect of Warrants to purchase __________ shares of Voting Common Stock (the "Initial Warrants") and in Exhibit C hereto in respect of Warrants to purchase ___________ shares of Voting Common Stock (the "Subsequent Warrants").

                  (b) The closing of the purchase and sale of the securities referred to in clause (a) above shall be held at the offices of Brown & Wood LLP, One World Trade Center, New York, New York 10048, on August 11, 2000 (the "Closing Date"), subject to the satisfaction or waiver of the conditions set forth in Section 5 hereof. On the Closing Date, (i) Holdco shall deliver certificates issued in the Investor's name representing the Preferred Shares and the Warrants, and (ii) the Investor shall deposit the Purchase Price in immediately available funds with Citibank, N.A., as escrow agent (the "Escrow Agent") under the Escrow Agreement, dated as of August 11, 2000 (the "Escrow Agreement"), for payment to Holdco; it being understood that the closing shall occur, and the Preferred Shares, Warrants and Purchase Price only released from escrow, in accordance with the terms and conditions set forth in the Escrow Agreement.

         2. Representations and Warranties of Holdco. Holdco hereby represents and warrants to the Investor as of the date hereof and as of the Closing Date that the representations and warranties applicable to Old HQ and VANTAS contained in Sections 4(A) and 5(A),




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respectively, of the Merger Agreement (it being understood that references to
Old HQ and VANTAS in such sections shall be, in the aggregate, to Holdco and its subsidiaries where the context so requires) are true and correct with the same force and effect as though made at and as of the date hereof except with respect to those representations and warranties that can not be reaffirmed as of the date hereof due solely to the consummation of the Merger (as such term is defined in the Merger Agreement), which such representations are reaffirmed as of the date hereof as having been true and correct as of June 1, 2000. In addition, Holdco represents and warrants to the Investor as of the date hereof and as of the Closing Date as to the following matters:

                  (a) Organization and Standing. Holdco is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Holdco and its subsidiaries have all requisite corporate power and authority necessary to carry on their respective businesses as presently conducted and to enable them to own, lease or otherwise hold their respective properties and assets. Holdco and its subsidiaries are duly qualified to do business and in good standing in each jurisdiction in which the conduct or nature of their respective businesses or the ownership, leasing or holding of their respective properties or assets makes such qualification necessary, except any such jurisdiction where the failure to be so qualified or in good standing, individually or in the aggregate, would not have a material adverse effect on the business, financial condition or results of operations of Holdco and its subsidiaries taken as a whole (a "Holdco Material Adverse Effect").

                  (b) Authority. Holdco has all requisite corporate power and authority to enter into this Agreement, that certain Amended and Restated Registration Rights Agreement, in the form attached as Exhibit D hereto (the "Registration Rights Agreement"), and the Amended and Restated Stockholders Agreement, in the form attached as Exhibit E hereto (the "Stockholders Agreement"), to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. All corporate acts and other proceedings required to be taken by Holdco to authorize the execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Stockholders Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and properly taken. This Agreement and the Stockholders Agreement have each been, and, on the Closing Date, the Registration Rights Agreement will have been, duly executed and delivered by Holdco and each constitutes or will constitute, as applicable, a legal, valid and binding agreement of Holdco, enforceable against Holdco in accordance with its terms, except insofar as enforcement thereof may be limited by bankruptcy, insolvency, or other laws relating to or affecting enforcement of creditors' rights generally or by general equitable principles.

                  (c) No Conflicts; Consents. The execution and delivery of this Agreement, the Registration Rights Agreement and the Stockholders Agreement by Holdco does not, and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof will not conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a material loss of a benefit under, or result in the creation



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of any lien, charge or encumbrance of any kind upon any of the properties or assets of Holdco or its subsidiaries under, any provision of (i) the certificate of incorporation or by-laws of Holdco and its subsidiaries, (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, agreement or arrangement to which Holdco or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets is bound or (iii) subject to the governmental filings and other matters referred to in the succeeding sentence, any judgment, order or decree, or statute, law, ordinance, rule or regulation, applicable to Holdco or any of its subsidiaries or any of their respective properties or assets. Except as set forth on Schedule 2(c), no consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or any national securities or commodities exchange or other regulatory or self-regulatory body or association (a "Governmental Entity") is required to be obtained or made by or with respect to Holdco or any of its subsidiaries in connection with the execution, delivery and performance by Holdco of this Agreement, the Registration Rights Agreement and the Stockholders Agreement or the consummation of the transactions contemplated hereby and thereby, other than such other consents, approvals, orders, authorizations, registrations, declarations and filings (i) as are set forth on Schedule 2(c), (ii) as may be required under the "blue sky" laws of various states and (iii) as otherwise contemplated in the Registration Rights Agreement.

                  (d) Capital Stock. The authorized capital stock of Holdco consists of 75,000,000 shares of Voting Common Stock, 25,000,000 shares of non-voting common stock, par value $.01 per share (the "Nonvoting Common Stock," and together with the Voting Common Stock, the "Common Stock"), and 7,800,000 shares of preferred stock. On the Closing Date, there shall only be 9,972,827 shares of Voting Common Stock, 2,152,988 shares of Nonvoting Common Stock and 5,395,858 Preferred Shares issued and outstanding. All of the outstanding shares of Common Stock have been validly issued and outstanding, fully paid and nonassessable. On the Closing Date, (i) the Total Initial Warrants (as such term is defined in the Written Consent and Waiver by the Holders of Series A Convertible Cumulative Preferred Stock of HQ Global Holdings, Inc., dated as of the date hereof (the "Written Consent")) entitle the holders thereof to purchase 1,757,630 shares of the Common Stock of Holdco, representing 8.8846% of the shares of Common Stock of Holdco on a fully diluted basis after taking into account the number of shares of Common Stock issuable upon conversion of the 5,395,858 Preferred Shares at a conversion price of $40.772017 per share and the number of shares of Common Stock issuable upon the exercise of the Total Initial Warrants and the Mezzanine Warrants (as such term is defined in the Written Consent) for the purchase of 503,545 shares of Common Stock initially exercisable on the date hereof (the "Initial Mezzanine Warrants"), and (ii) the Total Subsequent Warrants (as such term is defined in the Written Consent) will entitle the holders thereof to purchase 862,776 shares of the Common Stock of Holdco, representing, together with the Total Initial Warrants, 12.6923% of the shares of Common Stock of Holdco on a fully-diluted basis after taking into account the number of shares of Common Stock issuable upon conversion of the 5,395,858 Preferred Shares at a conversion price of $40.772017 per share and the number of shares of Common Stock issuable upon the exercise of the Total Initial Warrants, the Total


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

Subsequent Warrants and the Initial Mezzanine Warrants. Except as set forth in
Schedule 2(d), none of the outstanding shares of Common Stock have been issued in violation of, or are subject to, any preemptive or similar rights under any provision of applicable law, the certificate of incorporation or by-laws of Holdco or any agreement, contract or instrument to which Holdco is a party or by which it or any of its properties or assets is bound. Except as set forth on
Schedule 2(d), there are no outstanding warrants, options, rights, convertible or exchangeable securities or other commitments (other than those contemplated by this Agreement) (i) pursuant to which Holdco is or may become obligated to issue, sell, purchase, return or redeem any shares of Common Stock or its preferred stock or (ii) that give any person the right to receive any benefits or rights similar to any rights enjoyed by or accruing to the holders of shares of Common Stock or its preferred stock of Holdco. There are no shares of Common Stock or preferred stock reserved for issuance by Holdco for any purpose except for securities reserved for issuance for the purposes set forth on Schedule 2(d). Except as set forth in Schedule 2(d), there are no outstanding bonds, debentures, notes or other indebtedness having the right to vote on any matters on which stockholders of Holdco may vote.

                  (e) Preferred Shares. The Preferred Shares have been duly authorized for issuance by Holdco pursuant to the terms of this Agreement and, on the Closing Date, (i) will be validly issued, fully paid and nonassessable,
(ii) will be free and clear of all liens, other than transfer restrictions relating to the federal securities laws, (iii) will not be issued in violation of any preemptive or similar rights under any provisions of applicable law, the certificate of incorporation or by-laws of Holdco or any agreement, contract or instrument to which Holdco is a party or by which it or any of its properties or assets is bound and (iv) assuming the accuracy of the representations and warranties set forth in Section 3 will be issued in compliance with the registration and qualification requirements of all applicable federal securities laws as presently in effect.

                  (f) Warrants. The Warrants have been duly authorized for issuance by Holdco pursuant to the terms of this Agreement and, on the Closing Date, will be legal, valid and binding obligations of Holdco, enforceable against Holdco in accordance with their terms, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors' rights generally or by general equity principles.

                  (g) Common Stock. The shares of Common Stock issuable upon conversion of the Preferred Shares or upon exercise of the Warrants have been duly authorized by Holdco and, when issued and delivered in accordance with the terms of the Preferred Shares or Warrants, as the case may be, will be validly issued, fully paid and nonassessable and will not be subject to any preemptive or similar rights under any provision of applicable law, the certificate of incorporation or by-laws of Holdco or any agreement, contract or instrument to which Holdco is a party or by which it or any of its properties or assets is bound.

                  (h) Financial Statements. (i) The audited consolidated balance sheets of VANTAS, as of June 30, 1997, June 30, 1998, December 31, 1998 and December 31, 1999 and the related consolidated statements of income, stockholder's equity and cash flows of


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

VANTAS for the fiscal years ended as of such dates, which financial statements have been examined by PricewaterhouseCoopers LLP, independent certified public accountants, (ii) the unaudited consolidated balance sheet of VANTAS as of March 31, 2000 and related consolidated statements of income, stockholder's equity and cash flows of VANTAS for the fiscal quarter ended as of such date, (iii) the audited consolidated balance sheets of Old HQ as of December 31, 1997, December 31, 1998 and December 31, 1999 and the related statements of earnings and cash flows of Old HQ and its subsidiaries for the fiscal years ended as of such dates, which financial statements have been examined by KPMG LLP, independent certified public accountants, (iv) the unaudited consolidated balance sheet of Old HQ as of March 31, 2000 and the related statements of earnings and cash flows of Old HQ and its subsidiaries for the fiscal quarter ended as of such date, and (v) the pro forma consolidated balance sheets and statements of income and cash flows of Holdco and its subsidiaries as of December 31, 1999, copies of all of which financial statements referred to in the preceding clauses (i),
(ii), (iii), (iv) and (v) have heretofore been made available to the Investor, present fairly the financial position of the respective entities at the dates of said statements and the results of operations for the period covered thereby (or, in the case of the pro forma financial statements, present a good faith estimate of the pro forma financial condition of Holdco and its subsidiaries on a consolidated basis at the date thereof). All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied except to the extent provided in the notes to said financial statements and with respect to interim financial statements, subject to normal year end adjustments.

         3. Representations and Warranties of the Investor. The Investor hereby represents and warrants to Holdco as follows:

                  (a) Organization and Standing. The Investor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. The Investor and its subsidiaries have all requisite limited liability company or other power and authority necessary to carry on their respective businesses as presently conducted and to enable them to own, lease or otherwise hold their respective properties and assets. The Investor and its subsidiaries are duly qualified to do business and are in good standing in each jurisdiction in which the conduct or nature of their respective businesses or the ownership, leasing or holding of their respective properties or assets makes such qualification necessary, except any such jurisdiction where the failure to be so qualified or in good standing, individually or in the aggregate, would not have a material adverse effect on the business, financial condition or results of operations of the Investor and its subsidiaries taken as a whole (an "Investor Material Adverse Effect").

                  (b) Authority. The Investor has all requisite limited liability company power and authority to enter into this Agreement, the Registration Rights Agreement and the Stockholders Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. All limited liability company and other acts and other proceedings required to be taken by the Investor to authorize the execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Stockholders



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Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and properly taken. This Agreement and the Stockholders Agreement have each been, and, on the Closing Date, the Registration Rights Agreement will have been, duly executed and delivered by the Investor and each constitutes or will constitute, as applicable, a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors' rights generally or by general equity principles.

                  (c) No Conflicts; Consents. The execution and delivery of this Agreement, the Registration Rights Agreement and the Stockholders Agreement by the Investor does not, and the consummation of the transactions contemplated hereby and thereby and compliance by the Investor with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any lien, charge or encumbrance of any kind upon any of the properties or assets of the Investor or its subsidiaries under, any provision of (i) the charter or by-laws of the Investor and its subsidiaries, (ii) any note, bond, mortgage, indenture, deed of trust, loan document, license, lease, contract, commitment, agreement or arrangement to which the Investor or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets is bound or
(iii) any judgment, order or decree, or statute, law, ordinance, rule or regulation, applicable to the Investor or any of its subsidiaries or any of their respective properties or assets. Except for disclosure in any reports required pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), no consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to the Investor in connection with the execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Stockholders Agreement by the Investor or the consummation of the transactions contemplated hereby and thereby.

                  (d) Investment Representation. The Investor is purchasing Preferred Shares and Warrants pursuant to this Agreement for its own account for investment only and not with a view towards their distribution or resale. The Investor represents that it is an "accredited" investor within the meaning of Rule 501 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), has such knowledge and experience in financial and business matters that enable it to evaluate the merits and risks of investment in the Preferred Shares, and Warrants, is able to bear the economic risk of a loss of its entire investment therein and is prepared to hold the same for an indefinite period of time. The Investor has received the opportunity to ask questions, and has obtained the related answers, regarding the business, financial condition and results of operations of Holdco, VANTAS and Old HQ and the terms and conditions of the Preferred Shares and the Warrants. The Investor has received all of the information regarding Holdco, VANTAS and Old HQ that it has requested. Holdco has informed the Investor that the Preferred Shares and Warrants have not been registered under the Securities Act and may not be sold, transferred or otherwise assigned absent such registration or an exemption therefrom. Holdco has also informed the Investor that any routine sale of Preferred Shares and Warrants made in



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

reliance upon Rule 144 promulgated under the Securities Act can be made only in accordance with the terms and conditions of such Rule and, further, that in case such Rule is not applicable to any sale of Preferred Shares and Warrants, as applicable, resale thereof may require compliance with some other exemption under the Securities Act prior to resale. Holdco has informed the Investor that certificates representing the Preferred Shares and Warrants issued pursuant to this Agreement bear the following legend:

         "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE, TRANSFERRED OR OTHERWISE ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO UNDER SUCH ACT OR AN EXEMPTION FROM REGISTRATION FOR SUCH SALE, OFFER, TRANSFER OR OTHER ASSIGNMENT AS SUPPORTED BY SUCH CERTIFICATIONS, OPINIONS AND OTHER DOCUMENTATION, IF ANY, REASONABLY REQUESTED AND ACCEPTABLE TO THE CORPORATION."

         4. Covenants.

                  (a) Consummation of the Transactions. Subject to the terms and conditions of this Agreement, each party shall use its commercially reasonable efforts to cause the closing of the transaction to which this Agreement relates to occur upon the terms and conditions set forth herein. Holdco shall cooperate with the Investor, and the Investor shall cooperate with Holdco, in filing any necessary applications, reports or other documents with, giving any notices to, and seeking any consents from, all Governmental Entities and all third parties as may be required in connection with the consummation of the transactions contemplated by this Agreement, and each party requesting such cooperation shall reimburse the other party's reasonable out-of-pocket expenses in providing such cooperation.

                  (b) Lock-Up. In connection with an initial public offering of Holdco's securities, the Investor agrees, and the Investor shall secure the agreement of any transferee therefrom, upon request of the lead underwriter, not to sell or otherwise transfer or dispose of any Common Stock of Holdco (other than to an affiliate of the Investor or another holder of any shares of Series A Convertible Cumulative Preferred Stock (the "Preferred Stock")) for a period following the effective date of a registration statement of Holdco filed under the Securities Act with respect to such offering equal to the lesser of (i) the lock-up period applicable to (a) FrontLine Capital Group, (b) CarrAmerica (so long as it owns in excess of 9% of the outstanding shares of Common Stock), (c) holders of Preferred Stock, and (d) senior executive officers of Holdco and (ii) six (6) months.

         5. Conditions to Closing.

                  (a) Each Party's Obligation. The respective obligations of each party hereto to effect the transactions contemplated by this Agreement are subject to the satisfaction (or waiver) as of the Closing Date of the following conditions: (i) no statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order



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

shall have been enacted, entered, promulgated, enforced or issued by any Governmental Entity that prohibits the performance of this Agreement or the consummation of the transactions contemplated by this Agreement; and (ii) no action, claim, proceeding or investigation shall be pending or threatened by any Governmental Entity (other than a court acting in response to an action, claim or proceeding brought by a non-Governmental Entity) that, if successful, would prohibit the performance of this Agreement or the consummation of the transactions contemplated by this Agreement.

                  (b) Obligation of Holdco. The obligations of Holdco hereunder are subject to the satisfaction (or waiver by Holdco) as of the Closing Date of the following conditions:

                           (i) The representations and warranties of the
Investor made in this Agreement shall be true and correct as of the date hereof and as of the Closing Date as though made as of such time, except (1) to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date) or (2) where the failure of any representations and warranties other than the representation and warranty set forth in Section 3(d) to be true and correct would not have an Investor Material Adverse Effect, and the Investor shall have duly performed, complied with and satisfied in all material respects all covenants, agreements and conditions required by this Agreement to be performed, complied with or satisfied by the Investor by the Closing Date. On the Closing Date, the Investor shall have delivered to Holdco a certificate, dated the Closing Date and signed by an officer of the Investor, confirming the foregoing.

                           (ii) On the Closing Date, the Investor shall have
delivered to Holdco a secretary's certificate, dated the Closing Date, attesting to the authorization of the Investor to consummate the transactions contemplated by this Agreement.

                           (iii) All filings, registrations, authorizations,
permits, consents and approvals required for the Investor's consummation of the transactions contemplated by this Agreement shall have been made or obtained, as applicable.

                           (iv) At the Closing Date, the Investor shall have
executed and delivered to Holdco the Registration Rights Agreement and (assuming due execution and delivery by the other parties thereto) the same shall be in full force and effect.

                           (v) At the Closing Date, the Investor shall have
deposited the Purchase Price in immediately available funds with the Escrow
Agent.

                  (c) Investor's Obligation. The obligations of the Investor hereunder are subject to the satisfaction (or waiver by the Investor) as of the Closing Date of the following conditions:

                           (i) The representations and warranties of Holdco made
in this Agreement shall be true and correct as of the date hereof and as of the time of the Closing Date as though made as of such time, except (1) to the extent such representations and warranties expressly



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

relate to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date), (2) where the failure of any representations and warranties other than the representations and warranties set forth in Sections 2(d), (e), (f) or (g) to be true and correct would not have a Holdco Material Adverse Effect, or (3) that the representation and warranty set forth in Section 2(d) shall be true and correct other than in any de minimis respect, and Holdco shall have duly performed, complied with and satisfied in all material respects all covenants, agreements and conditions required by this Agreement to be performed, complied with or satisfied by Holdco by the Closing Date. On the Closing Date, Holdco shall have delivered to the Investor a certificate, dated the Closing Date and signed by an officer of Holdco, confirming the foregoing.

                           (ii) At the Closing Date, Holdco shall have delivered
to the Investor a secretary's certificate, dated the Closing Date, attesting to its authorization to consummate the transactions contemplated by this Agreement.

                           (iii) Since the date of this Agreement, Holdco and
its subsidiaries taken as a whole shall not have suffered a Holdco Material Adverse Effect.

                           (iv) All filings, registrations, authorizations,
permits, consents and approvals required for Holdco's consummation of the transactions contemplated by this Agreement shall have been made or obtained, as applicable.

                           (v) On the Closing Date, Holdco shall have executed
and delivered to the Investor the Registration Rights Agreement and (assuming due execution and delivery by the other parties thereto) the same shall be in full force and effect.

                           (vi) On or prior to the Closing Date, Holdco shall
have received an executed copy of each of the Note and Warrant Purchase Agreement, attached hereto as Exhibit F, and, on the Closing Date, except as disclosed in Schedule 5(c), no other indebtedness of Holdco for borrowed money shall be outstanding.

                           (vii) On or prior to Closing Date, the Certificate of
Designations in the form of Exhibit A hereto shall have been accepted for filing by, and duly filed with, the Secretary of State of the State of Delaware.

                           (viii) On the Closing Date, the Investor shall have
received the favorable opinion, dated the Closing Date, of Brown & Wood LLP, counsel to Holdco, substantially in the form attached as Exhibit G hereto.

                           (ix) On the Closing Date, Holdco shall have delivered
the Preferred Shares and Warrants to the Investor.

                  (d) Frustration of Closing Conditions. The Investor may not rely on the failure of any condition set forth in Sections 5(a), (b) or (c), respectively, to be satisfied if such failure was caused by such party's failure to perform its obligations hereunder or to use its commercially



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

reasonable efforts to cause the closing of the transaction to which this Agreement relates to occur as required by Section 5.

         6. Further Assurances. From time to time, as and when requested by another party hereto, a party hereto shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as such other party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement.

         7. Assignment. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by (i) Holdco without the prior written consent of the Investor or (ii) by the Investor without the prior written consent of Holdco. Any attempted assignment in violation of this Section 7 shall be void ab initio and of no further force and effect.

         8. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their successors and permitted assigns, and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such permitted successors and assigns, any legal or equitable rights hereunder.

         9. Amendments. No amendment, modification or waiver in respect of this Agreement shall be effective unless it shall be in writing and signed by the party against whom such amendment, modification or waiver is asserted.

         10. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in the certificates of officers of the Investor submitted pursuant hereto shall remain operative and in full force and effect for a period of one year (or, in the case of the representation and warranty specified in Section 5(A)(b) of the Merger Agreement, for the period of any applicable statute of limitations) following the Closing Date. Notwithstanding anything to the contrary contained in the foregoing, nothing in this Section 10 is intended to indicate that any representation or warranty will be true at any time other than at the time of execution of this Agreement and on the Closing Date.

         11. Indemnification.

                  (a) Indemnity by FCG and Holdco. FCG and Holdco, jointly and severally, shall indemnify the Investor and its affiliates, controlling persons, constituent partners and subsidiaries and their directors, officers, members, employees, attorneys and representatives against all expenses, costs, losses, claims, damages, liabilities and judgments (including, without limitation, reasonable attorney's fees and expenses) incurred or sustained by any such party resulting from (i) any breach of the representations and warranties of Holdco in
Section 2, (ii) FCG's, Holdco's or VANTAS' acts or failure to act, (iii) any misstatements or omissions made in any disclosure or other information or materials delivered or made available to the Investor in connection with the investment contemplated under this Agreement, (iv) the action or failure to act by an indemnified party with FCG's,

Holdco's or VANTAS' consent or in reliance on FCG's, Holdco's or VANTAS' action or failure to act or (v) any and all environmental liabilities costs and expenses arising out of or incurred in connection with the consummation of the Merger, the Second Step Merger or the investment contemplated in this Agreement; provided, however, that such indemnity shall not extend to any expenses, costs, losses, claims, damages, liabilities or judgments to the extent arising out of
(A) the gross negligence or willful misconduct of any person indemnified under this Section 11(a) as determined by a court of competent jurisdiction in a final, non-appealable judgment or (B) a breach by the Investor of its representations and warranties contained herein.

         FCG agrees to indemnify the Investor against any Company Level Loss or Direct Loss (each as defined below) arising out of (i) Rule 10b-5 under the Exchange Act with respect to VANTAS' failure to file reports with the Securities and Exchange Commission as required under the Exchange Act prior to June 1, 2000 or (ii) the Shareholder Litigation (as defined in the Form of Indemnification and Escrow Agreement attached as Exhibit E to the Merger Agreement (the "Indemnification Agreement"). FCG shall pay the Investor, in full and complete satisfaction of FCG's obligation under clause (ii) of this paragraph, an amount (which, in the case of a Direct Loss, shall not exceed such Direct Loss) equal to the product of (A) a fraction, the numerator of which equals the sum of the number of shares of Preferred Stock (determined on an As-Converted Basis) and the number of shares of Common Stock purchasable upon exercise of the Initial Warrants, in each case owned by the Investor at the Closing, and the denominator of which equals the sum of the number of shares of Preferred Stock (determined on an As-Converted Basis) and the number of shares of Common Stock purchasable upon exercise of the Initial Warrants, in each case owned by the Investor at the Closing, and the number of shares of Common Stock owned by FCG at the Closing, multiplied by (B) the dollar value of any recovery obtained by FCG from CarrAmerica under the Indemnification Agreement. A "Company Level Loss" shall mean any loss, liability, claim, damage or expense (including, without limitation, reasonable attorney's fees and expenses) incurred by Holdco or Old HQ or its successor; it being understood that a Company Level Loss shall not include (i) any consequential, incidental or punitive damages or (ii) any Direct Loss; it being understood that a Company Level Loss shall include any loss or damage suffered by the Investor as a result of a diminution in value (either directly or indirectly) of the interest held by the Investor in Holdco. A "Direct Loss" shall mean any loss, liability, claim, damage or expense (including reasonable attorney's fees and expenses) incurred by the Investor; it being understood that a Direct Loss shall not include (i) any consequential, incidental or punitive damages, (ii) any Company Level Loss or (iii) any loss or damage suffered by the Investor as a result of a diminution in value (either directly or indirectly) of the interest held by the Investor in Holdco.

                  (b) Indemnity by the Investor. The Investor shall indemnify FCG, Holdco and their respective directors, officers and employees against all expenses, costs, losses, claims, damages, liabilities and judgments (including, without limitation, reasonable attorney's fees and expenses) incurred or sustained by any such party resulting from any breach of the representations and warranties of the Investor set forth in Section 3; provided, however, that such indemnity shall not extend to any expenses, costs, losses, claims, damages, liabilities and judgments to the extent arising out of (A) the gross negligence or willful misconduct of any person indemnified under this Section 11(b) as determined by a court of competent jurisdiction in a final, non-appealable judgment or (B) a breach by Holdco of the representations and warranties set forth in Section 2 of this Agreement. Under no circumstances shall the Investor be liable to FCG, Holdco or any other indemnified party under this Section 11(b) for any punitive, exemplary, consequential or indirect damages arising therefrom.

                  (c) Notice of Actions or Proceedings. In case any action or proceeding shall be commenced involving any party in respect of which indemnity may be sought pursuant to Sections 11(a) or 11(b) (the "indemnified party"), the indemnified party shall promptly notify the party against whom such indemnity may be sought (the "indemnifying party") in writing of such action or proceeding; provided, however, that failure of an indemnified party to provide such notice shall not relieve the indemnifying party of its obligations under this Section 11 if such failure does not materially and adversely affect the rights of the indemnifying party.

                  (d) Defense of Actions and Proceedings. The indemnifying party may assume the defense of such action or proceeding provided that the expenses of the indemnified party are reimbursed as they are incurred (including, without limitation, the payment of all reasonable and documented fees and expenses of counsel to the indemnified party) and the indemnifying party has not failed to comply with any such reimbursement request. Any indemnified party shall have the right to employ separate counsel in any such action or proceeding and participate in the defense thereof, but the reasonable fees and expenses of such counsel shall be at the expense of the indemnified party, unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or proceeding or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been reasonably advised by such counsel that the representation of the indemnifying party and the indemnified party by the same counsel would be inappropriate due to actual or potential differing interests between the indemnifying party and the indemnified party or there are defenses that are available to the indemnified party that may be in conflict with or contradict those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all indemnified parties and all such reasonable fees and expenses shall be reimbursed as they are incurred. The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all expenses, costs, losses, claims, damages, liabilities and judgments by reason of any settlement made by the indemnified party of any action effected with the indemnifying party's written consent. The indemnifying party shall not, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action or proceeding in respect of which the indemnified party is or could have been a party and indemnity may be or could have been sought hereunder by the indemnified party, unless (i) such settlement, compromise or judgment includes an unconditional release of the indemnified party from all liability on claims that are the subject matter of such action or proceeding and does not include a statement as to or an admission of fault or culpability by or on behalf of the indemnified party and (ii) reasonable prior written notice of settlement, compromise or judgment is given to the indemnified party.

         12. Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by prepaid telex, cable or telecopy or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand, telexed, cabled or telecopied, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service), as follows:

                  (i)      if to Holdco,

                           15950 North Dallas Parkway
                           Suite 350
                           Dallas, Texas  75248
                           Attention:  General Counsel
                           Tel:  (972) 361-8100
                           Fax:  (972) 361-8216


                           with copies  to:

                           Brown & Wood LLP
                           One World Trade Center
                           New York, New York  10048
                           Attention:  Edward F. Petrosky, Jr., Esq.
                                        J. Gerard Cummins, Esq.
                           Tel:  (212) 839-5300
                           Fax:  (212) 839-5599

                  (iii)    if to the Investor,

                           -------------------------------

                           -------------------------------

                           ----------
                           New York, New York
                                             --------
                           Tel: (212)
                                     ----------------
                           Fax: (212)
                                     ----------------
                           Attn: Chief Financial Officer
                           with copies to:

                           Sullivan & Cromwell
                           125 Broad Street
                           New York, New York 10004
                           Tel: (212) 558-4000
                           Fax: (212) 558-3588
                           Attn: Gary Israel
                                    Gerald D. Shepherd


or such other address as any party may from time to time specify by written notice to the other parties hereto.

         13. Interpretation; Exhibits and Schedules. The headings contained in this Agreement and in any Exhibit to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized term used in any Exhibit but not otherwise defined therein shall have the meaning ascribed to it in this Agreement. This Agreement is gender neutral. Any word in this Agreement that refers to a particular gender shall also refer to all other genders, including masculine, feminine and neuter.

         14. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

         15. Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. The parties hereto shall not be liable or bound to any other party in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein.

         16. Brokers. Each party hereto hereby represents and warrants that no brokers or finders have acted for such party in connection with this Agreement.

         17. Severability. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances.

         18. Consent to Jurisdiction. The Investor agrees to commence any action, suit or proceeding arising out of this Agreement or transactions contemplated hereby against the other party either in a federal court located in the State of New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in a New York state court. Each party to this Agreement submits and consents to personal jurisdiction in any such litigation. The Investor further agrees that service of any process, summons, notice or document delivered by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 18. The Investor irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) any New York state court or (ii) any federal court located in the State of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT.

         19. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

                                               FRONTLINE CAPITAL GROUP


                                               By:
                                                  ------------------------------
                                                  Name:
                                                  Title:



                                               HQ GLOBAL HOLDINGS, INC.


                                               By:
                                                  ------------------------------
                                                  Name:
                                                  Title:


                                               -------------------


                                               By:
                                                  ------------------------------
                                                  Name:
                                                  Title:

                                  SCHEDULE 2(c)





                                     Nothing

                                  SCHEDULE 2(d)

                          CAPITAL STOCK OF THE COMPANY

         1. Section 5 of the Stockholders Agreement, dated as of May 31, 2000 (the "CarrAmerica Stockholders Agreement"), by and among FrontLine Capital Group, HQ Global Holdings, Inc. and CarrAmerica Realty Corporation contains Participation Rights granting CarrAmerica the right to purchase its "pro rata share" of any issuance by the Company of equity securities (subject to certain qualifications).

         2. Section 5 of the Amended and Restated Stockholders Agreement, dated the date hereof, by and among FrontLine Capital Group, HQ Global Holdings, Inc. and certain holders of Series A Preferred Stock contains Participation Rights granting holders of Series A Preferred Stock the right to purchase their "pro rata share" of any issuance by the Company of equity securities (subject to certain qualifications).

         3. Warrants to purchase 2,143,332 shares of Common Stock (subject to antidilution rights), dated May 31, 2000, and warrants to purchase 477,073.908 shares of Common Stock (subject to antidilution rights), dated the date hereof, issued to holders of Series A Preferred Stock.

         4. Warrants to purchase 1,498,538 shares of Common Stock (subject to antidilution rights), dated the date hereof, issued to UBS AG Stamford Branch (upon the closing of the purchase and sale of the securities referred to in Section 1(a) of the Agreement, these warrants will be canceled and the Mezzanine Warrants for the purchase of 503,545 shares of Common Stock (subject to antidilution rights) will be issued to Blackstone Mezzanine Partners L.P. and other lenders).

         5. Warrant Agreement dated as of March 4, 1998 by and between OmniOffices, Inc. and Robert A. Arcoro for the purchase of 100,000 shares at $20.00 per share. Mr. Arcoro has exercised his warrant for 99,000 shares. Only 1,000 shares remain subject to this agreement.

         6. Warrant Agreement dated as of March 4, 1998 by and between OmniOffices, Inc. and Joseph Kaidanow for the purchase of 85,000 shares at $20.00 per share. Mr. Kaidanow has exercised his warrant for 50,000 shares. Only 35,000 shares remain subject to this agreement.

         7. Warrant Agreement dated as of March 4, 1998 by and between OmniOffices, Inc. and Kimberly L. Arcoro for the purchase of 32,500 shares at $20.00 per share.

         8. Warrant Agreement dated as of March 4, 1998 by and between OmniOffices, Inc. and Robert A. Arcoro, Jr. for the purchase of 32,500 shares at $20.00 per share.

                  o The Company is obligated to have authorized and in reserve the shares of common stock receivable upon exercise of each of the warrants under the Warrant Agreements.

                  o In the event the Company issues non-voting common stock of the Company that is less than fair market value (other than stock options or restricted stock pursuant to stock options plans) the warrantholders are entitled to an adjustment of the warrant shares purchasable under the Warrant.

                  o The Warrant Agreements contain antidilution provisions that are triggered by distributions to holders of equity capital stock (dividends) and the repurchase of common stock by the Company of common stock at a price that is greater than the fair market value of common stock on the date of the repurchase.

         9. Purchase Right Agreement, dated as of March 4, 1998, by and among OmniOffices, Inc., Robert A. Arcoro and Joseph Kaidanow pursuant to which if immediately prior the first date on which 20% or more of the outstanding shares of common stock of the Company have been publicly distributed or registered and such shares are publicly traded on a national exchange or over-the-counter market, the debt ratio is less than 55.0% (the Company is obligated to offer the warrantholders the right to purchase up to an aggregate of 6,818 shares of common stock of the Company per percentage point below the 55.0% (subject to the adjustments set forth in Section 5(a) of the Warrant Agreement). This Purchase Right is subject to antidilution protection for the benefit of the Company pursuant to Section 10 of the CarrAmerica Stockholders Agreement.

         10. Pursuant to the Merger Agreement, at the effective time of the Merger, each outstanding option to purchase shares of VANTAS Common Stock granted under the VANTAS 1996 Stock Option Plan (the "VANTAS 1996 Stock Options"), is automatically amended to constitute an option to acquire the number of shares of Voting Common Stock of the Company as the holder of such VANTAS 1996 Stock Option would have been entitled to receive as Merger Consideration in the Merger had such holder exercised such VANTAS 1996 Stock Option (free of and without regard to any limitation on the vesting of the right to exercise such VANTAS 1996 Stock Option) immediately prior to the effective time of the Merger at an exercise price equal to the quotient of (a) the applicable exercise price for each such VANTAS 1996 Stock Option immediately prior to the effective time of the Merger divided by (b) the Conversion Ratio.

                  The following is a list of options granted under the VANTAS 1996 Stock Option Plan that are subject to the foregoing:

                  o        36,750 Options at an exercise price of $2.00

                  o        250 Options at an exercise price of $4.75

                  o        40,458 Options at an exercise price of $4.00

         11. As soon as practicable following the effective time of the Merger, Mr. Gary Kusin and Mr. David Rupert will receive options to purchase common stock of the Company with a value equal to 6X and 4X, respectively, of their respective Base Compensation, or $3,600,000 or $1,600,000, respectively, which will become exercisable over a four-year period (37.5% after 18 months, then 12.5% every 6 months up to 100% in total, provided in each case that the executive is still employed by the Company on the applicable vesting date). The exercise price per share will equal the per share valuation used for purposes of the Merger.

         12. As soon as practicable following the effective time of the Merger, Mr. Kusin and Mr. Rupert will receive a grant of restricted common stock in the Company with a value equal to 2.5X and 1.5X, respectively, of their respective Base Compensation, or $1,500,000 or $600,000, respectively, which will become vested over a four-year period (37.5% after 18 months, then 12.5% every 6 months up to 100% in total, provided in each case that the executive is still employed by the Company on the applicable vesting date).

         13. It is anticipated that options and restricted stock with respect to 3% and 1%, respectively, of the outstanding common and preferred stock of the Company will be issued in connection with employee incentive compensation.

                                  SCHEDULE 5(c)

                HQ Global Holdings, Inc: Outstanding Indebtedness
                           Existing Letters of Credit



JP MORGAN LETTERS OF CREDIT


LC#                      Letter of Credits Issued     Beneficiary                            Maturity Date
------                   ------------------------     -----------------------------------    -------------------
868684                   $    828,630                 RCPI Trust                                      6/1/01

868814                   $    500,000                 W12/14 Wall Acquisition Associates              6/4/01
                                                      L.L.C.

868611                   $    800,000                 405 Lexington, L.L.C.                          6/23/01

868619                   $  1,327,000                 Charleston Landings Associates L.P.             7/1/01

868877                   $    684,000                 Tst 300 Park, L.L.C.                            9/1/00

868897                   $    450,000                 Petula Associates, LTD                         10/21/00

868896                   $    635,850                 Praedium II Broadstone                         10/29/00

868931                   $  1,715,980                 Paramount Group, Inc.                          11/10/00

868934                   $    800,000                 Gainey Ranch Town Center                       12/23/00

868805                   $    526,837.50              233 Broadway Owners L.L.C.                     12/31/00

868806                   $    800,000                 425 Market Street                              12/31/00

868944                   $    600,000                 Commerce Plaza Partners                        1/24/01

868943                   $    450,000                 Cornerstone Two L.C.C.                         1/27/01


TOTAL LETTERS OF CREDIT ISSUED TO JP MORGAN                                         $10,118,297.50

Schedule 5(c)
         (continued)


FIRST UNION LETTERS OF CREDIT


      SUBSIDIARY         ISSUING BANK        LC#            STATED AMOUNT                 BENEFICIARY                EXPIRY DATE
------------------------ -------------- -------------- ------------------------ --------------------------------- ------------------
OmniOffices, Inc         First Union    S147299        $     37,192.04          Weeks Realty, L.P.                   May 31, 2000

OmniOffices, Inc         First Union    S139489        $    148,000.00          Connecticut General Life Ins.       April 30, 2000
                                                                                Co.

OmniOffices, Inc         First Union    S145655        $     46,000.00          Equitable Life Assurance          December 21, 1999
                                                                                Society of USA, Boston, MA

OmniOffices, Inc         First Union    S402898        $     50,000.00          Golub & Company                    August 31, 2000

HQ Business Centers of   First Union    S148598        $    600,000.00          Fairview Associates                August 31, 2000
North Carolina, Inc.

OmniOffices, Inc         First Union    S116794        $     24,221.33          American National Bank & Trust      June 30, 2000
                                                                                Co. of Chicago

OmniOffices, Inc         First Union    S108660        $    240,000.00          Trizechahn Office Holdings         August 31, 2000

OmniOffices, Inc         First Union    S402416        $     16,000.00          Talcott Realty I Ltd.               June 30, 2000

OmniOffices, Inc         First Union    SM408124C      $     31,751.76          EOP-Westchase Office Properties      May 30, 2000
                                                                                Trust

OmniOffices, Inc         First Union    S063275        $    140,000.00          Realty Bancorp                      March 15, 2000

OmniOffices, Inc         First Union    SM408488C      $     50,000.00          OTR                                January 31, 2000

Executive Office         First Union    S163998        $    775,000.00          Park Avenue Properties             October 15, 2000
Network, Ltd.

OmniOffices, Inc         First Union    S403D44        $    180,000.00          Carol Management Corp.               May 1, 2000

OmniOffices, Inc         First Union    S101387        $    750,000.00          Madison Avenue Associates          August 30, 2000

OmniOffices, Inc         First Union    S114735        $     33,124.05          Talcott Realty I Ltd.               April 30, 2000

OmniOffices, Inc         First Union    S104374        $    160,000.00          DRW Chesterbrook Associates        November 1, 2000

OmniOffices, Inc         First Union    S139498        $     40,000.00          Metro Corp Center, LLC             January 31, 2000

OmniOffices, Inc         First Union    SM408720C      $    250,000.00          Spieker Properties, LP             August 30, 2000

Kiowa, Inc.              First Union    S151696        $    800,000.00          Shorenstein Management, Inc.        April 15, 2000

OmniOffices, Inc         First Union    S111557        $    150,000.00          Acquiport Corp. Ridge, Inc.       February 20, 2000

                         First Union    S132017        $     70,000.00          Airlines Reporting Corp.          September 30, 2000


         TOTAL LETTER OF CREDIT FOR FIRST UNION                                                            $4,591,289.18